[LOGO]                                                       One Jake Brown Road
                                                                   P.O. Box 1000
                                               Old Bridge, New Jersey 08857-1000
                                           Tel: 732-679-4000   Fax: 732-679-4353

FOR IMMEDIATE RELEASE                         CONTACT:   James A. Luksch
                                                         Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

                BLONDER TONGUE REPORTS 2006 FIRST QUARTER RESULTS

OLD BRIDGE, NEW JERSEY, May 17, 2006 - Blonder Tongue Laboratories,  Inc. (AMEX:
"BDR") today  announced its sales and earnings for the first quarter ended March
31, 2006.

Net  sales  for the first  quarter  2006  increased  12.1% to  $10,387,000  from
$9,269,000  for the first  quarter  2005.  The  increase  in sales is  primarily attributed  to an  increase  in  sales  of the  Company's  digital  and  headend products. Digital product sales were $1,433,000 and $942,000 and headend product sales were  $5,050,000  and  $4,682,000  in the first  quarter of 2006 and 2005, respectively.  Operating income for the first quarter 2006 was $437,000 compared to an  operating  loss of  $603,000  for the  comparable  period  of  2005.  The improvement  in  operating  income in the first  quarter  of 2006 was  primarily attributed to an increase in sales as compared to the first quarter of 2005. The first quarter  operating loss in 2005 was primarily  attributable  to a $603,000 increase in inventory reserves. Comparatively, no increase in inventory reserves was required in the first  quarter of 2006.  The  Company's  net  earnings  were
$192,000 for the first three  months of 2006  compared to a net loss of $890,000 for the same period in the prior year.  Basic and diluted earnings per share for the first three months of 2006 were $0.02, compared to a loss of $0.11 per share for the same period in the prior year.

Commenting on the first quarter 2006 results, James A. Luksch,  Chairman,  Chief
Executive  Officer  said,  "I'm  pleased to report  that the  Company has posted profitable  performance for the period.  First quarter results benefited from an expanded array of product offerings, particularly in the areas of fiber, digital and high definition  products.  We look forward to continuing long term progress as our new  product  offerings  take  hold and  provide  additional  incremental sales."

Founded  in  1950,  Blonder  Tongue  Laboratories,   Inc.  has  evolved  from  a
manufacturer  of  electronic  equipment  for the  private  cable  industry  to a principal  provider of integrated  network  solutions and technical  services to broadband service providers. The Company designs,  manufactures,  and supplies a comprehensive line of equipment to deliver video (analog & digital),  high speed data and voice  services  over  integrated  coaxial  and fiber  optic  broadband networks today and over packet based,  Internet protocol networks of the future.
For more information regarding Blonder Tongue or its products,  please visit the
Company's Web site at  www.blondertongue.com  or contact the Company directly at
(732) 679-4000.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended December 31, 2005 (See Item 1: Business,
Item 1A:  Risk  Factors  and Item 7:  Management's  Discussion  and  Analysis of
Financial  Condition  and Results of  Operations),  and other  filings  with the
Securities and Exchange  Commission are  incorporated  herein by reference.  The words "believe",  "expect",  "anticipate",  "project",  and similar  expressions identify  forward-looking  statements.  Readers are cautioned not to place undue
reliance  on  these  forward-looking  statements,   which  reflect  management's
analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to
publicly   revise  these   forward-looking   statements  to  reflect  events  or
circumstances that arise after the date hereof.  Blonder Tongue's actual results may differ  from the  anticipated  results or other  expectations  expressed  in
Blonder Tongue's "forward-looking" statements.

                        Blonder Tongue Laboratories, Inc.
                    Consolidated Summary of Operating Results
                      (in thousands, except per-share data)
                                   (unaudited)

                                                     Three months ended
                                                          March 31,
                                               -------------- -- --------------
                                                   2006              2005
                                               -------------- -- --------------

Net Sales                                          $10,387            $9,269
Gross Profit                                         3,570             2,527
Earnings (loss) from operations                        437              (603)
Net earnings (loss)                                    192              (890)
Net earnings (loss) per share:
   Basic and diluted                                 $0.02            ($0.11)
Weighted average shares outstanding:
   Basic and diluted                                 8,015             8,015

                       Consolidated Summary Balance Sheets
                                 (in thousands)

                                     March 31, 2006           December 31, 2005
                                       (unaudited)

Current assets                            $15,519                   $15,144
Property, plant, and equipment, net         6,103                     6,184
Total assets                               32,907                    32,864
Current liabilities                         7,951                     8,036
Long-term liabilities                       3,262                     3,329
Stockholders' equity                       21,694                    21,499

Total liabilities and
stockholders' equity                      $32,907                   $32,864